UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On June 16, 2018, Tintri, Inc. (the “Company”) received a notice (the “Notice”) from Flextronics Telecom Systems, Ltd. (“Flex”) notifying the Company that it was in breach of the Flextronics Manufacturing Services Agreement dated December 22, 2014, by and between the Company and Flex (the “Flex Agreement”) on account of the Company’s failure to pay amounts past due under the Flex Agreement. If the Company is unable to cure the breach described in the Notice within 15 days from the date of the Notice, the Flex Agreement will terminate at such time. Additionally, Flex notified the Company that it has discontinued ordering materials and shipping products in connection with the Flex Agreement until the Company provides Flex with adequate assurances of future payment. Flex has since agreed to make specific shipments of products paid for in advance by the Company under such terms and conditions as Flex and the Company have agreed. Flex may or may not continue to ship prepaid products in the future. The Company is engaged in ongoing discussions with Flex concerning the matters set forth in the Notice.

Under the terms of the Flex Agreement, Flex manufactures all of the Company’s hardware products. The Flex Agreement is terminable at any time by the Company with 90 days’ notice or by Flex with 120 days’ notice, or following a 15-day cure period if the Company defaults on any payments to Flex. Flex has no obligation to provide services to help transition the Company’s manufacturing processes to another manufacturer. The Flex Agreement does not provide for any specific volume purchase commitments, though the Company is required to submit a nine month forecast for orders (the first three months of which are binding) and orders are placed on a purchase order basis. The Company has commitments to Flex related to inventories on-hand with Flex and non-cancelable purchase orders for its products and related components. As of April 30, 2018, the Company had $9.3 million of purchase commitments with Flex.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 20, 2018, the Company received a notice (the “Nasdaq Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the fiscal year ended April 30, 2018 (the “Form 10-Q”), the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission. Failure to comply with Nasdaq listing standards may result in the delisting of the Company’s shares from Nasdaq.

The Notice has no immediate effect on the listing of the Company’s shares on Nasdaq. The Notice states that the Company has until July 2, 2018 to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-Q to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On June 21, 2018, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s ongoing discussions with Flex, the Company’s ability to continue to provide shipment of products, the Company’s ability to comply with Nasdaq Listing Rules and the continued listing of the Company’s shares on Nasdaq. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include risks related the Company’s ongoing discussions with Flex; risks related to the Company’s financial condition and liquidity; the risk that the completion and filing of the quarterly report on Form 10-Q will take longer than expected or may not be completed at all; the risk that the Company will be unable to submit a plan to regain compliance to Nasdaq before the due date or that any such plan may not be accepted by Nasdaq; the risk that the Company will be unable to comply with the listing standards for the Nasdaq; and the risks more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 filed with the Securities and Exchange Commission. The forward-looking statements in this Form 8-K are based on information available to the Company as of the date hereof, and Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Tintri, Inc. dated June 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: June 21, 2018	By:	/s/ Kieran Harty
Kieran Harty Chief Technology Officer